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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE


Contacts:

Investors:                                                   Media:
Risa Fisher                                                  Jennifer Meyer
rfisher@webmd.net                                            jmeyer@webmd.net
201-414-2002                                                 212-624-3912


                WEBMD ANNOUNCES PRELIMINARY THIRD QUARTER RESULTS

                 WEBMD ANNOUNCES PLAN TO EXPAND MANAGEMENT TEAM



ELMWOOD PARK, NJ (OCTOBER 24, 2002) -- WebMD Corporation (NASDAQ: HLTH) today announced that it expects financial results for the quarter ended September 30, 2002 to be as follows:

- Revenue will be approximately $200 million in the quarter ended September 30, 2002, an 8% increase from a year ago and an increase of 2% from the June 2002 quarter. Analyst estimates of revenues currently range from $200 to $204 million. Revenues from WebMD Envoy, WebMD Medical Manager and WebMD Health are expected to be $115 million, $70 million and $20 million, respectively, offset by approximately $5 million in intercompany eliminations.

- Net Income per share of $0.01 is anticipated for the quarter ended September 30, 2002 compared to a Net Loss per share of $(12.86) per share a year ago and $(0.07) per share in the June 2002 quarter. The Net Income per share for the quarter ended September 30, 2002 includes one-time items totaling approximately $18 million or $0.06 per share. These one time items include a Federal Income Tax benefit of approximately $13 million resulting from the Job Creation and Worker Assistance Act of 2002.

- Income from continuing operations before non-cash, restructuring and other non-recurring items is expected to be $0.08 per share for the quarter ended September 30, 2002 compared to $0.04 in the June 2002 quarter and a loss of $(0.05) per share a year ago. Analyst earnings per share consensus is $0.05. The improvement compared to the June 2002 quarter was primarily a result of lower operating costs at WebMD Health and WebMD Envoy.


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The Company remains comfortable with analyst estimates of revenues for the
December 2002 quarter of $210 to $215 million. The Company is increasing its guidance for income from continuing operations before non-cash, restructuring and other items to $0.09 to $0.10 per share. The majority of the improvement in revenues and income from continuing operations before non-cash, restructuring and other items over the September 30, 2002 quarter is expected to come from WebMD Health. The Company remains comfortable with analyst estimates for 2003 revenue growth rates of 10% to 15% and analysts' consensus for income before non-cash, restructuring and other items of $0.33, although the latter may be conservative.

Martin J. Wygod, Chairman and CEO of WebMD said, "We are in the process of completing our normal closing process but preliminary results indicate that we are within our previous revenue guidance and we continue to realize better than expected cost savings and operational efficiencies and will be approximately $0.03 ahead of analysts' earnings per share consensus for the third quarter. I am pleased that we continue to demonstrate that there is significant leverage in our infrastructure and I remain confident that we will begin to see meaningful results from our revenue growth initiatives in 2003."


EXPANSION OF MANAGEMENT TEAM

WebMD also announced today that it has promoted Roger Holstein, CEO of WebMD Health and a member of the Office of the President, to President of WebMD Corporation and will expand the executive management team by dividing the role of Chairman and Chief Executive Officer of WebMD Corporation. With the geographically diverse operations and significant day-to-day demands of managing WebMD, Mr. Wygod has requested that the Board of Directors commence a search for a CEO, including internal and external candidates. Mr. Wygod will remain Chairman and will continue to focus on the overall strategy, strategic relationships and transactions that will create long-term value for stockholders. The Board of Directors also believes that separating the positions of Chairman and CEO is a good corporate governance practice.

Mr. Holstein, in assuming the role of President of the Company, will provide the strategic guidance and daily leadership necessary to identify and capitalize on the synergies among the company's three business segments. Wayne Gattinella, who has been working closely with Mr. Holstein, will lead the Portals division as President of WebMD Health. Tom Apker and Michael Singer, who were the other members of the Office of the President will continue as CEOs of WebMD Envoy and WebMD Medical Manager, respectively.

Mr. Wygod said, "I am pleased to announce these management changes and believe that the challenges and opportunities that WebMD faces can best be met with this improved management structure. Roger has the broad strategic knowledge of the healthcare market and proven operating skills, as demonstrated most recently by his success at WebMD Health, to best drive growth across WebMD's businesses. Roger's appointment will enable me to focus on those areas which leverage my strengths and allow me to continue to create long-term strategic value. In addition, in the interest of keeping stockholders informed, I expect to begin a short term medical leave sometime in November. I intend to remain CEO until the Board has selected a new CEO."


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The management team will be present at the Company's Annual Meeting of
Stockholders which is being held today, October 24, 2002, at 9:30 a.m. EDT. The meeting will be broadcast live over the Internet. To listen to the audio webcast, go to http://www.webmd.com (in the About WebMD section) at that time. A replay of the meeting will be available at the same web address.

WebMD intends to release its third quarter results on November 6, 2002 and hold a conference call and audio webcast to discuss those results on that day at 4:45 pm EST. To listen to the webcast, go to http://www.webmd.com (in the About WebMD section) at that time. A replay of the conference call will be available at the same web address.

ABOUT WEBMD

WebMD Corporation provides services that help physicians, consumers, providers and health plans navigate the complexity of the healthcare system. Our products and services streamline administrative and clinical processes, promote efficiency and reduce costs by facilitating information exchange, communication and electronic transactions between healthcare participants.

WebMD Medical Manager is the leading provider of physician practice management software and related services. WebMD Envoy is the leading provider of electronic data interchange services for healthcare providers and commercial health plans. WebMD Health is the leading provider of online information, educational services and communities for physicians and consumers.





All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: future financial results and other projections or measures of future financial or operational performance of WebMD; the amount and timing of the benefits expected from WebMD's strategic initiatives, acquisitions, expense reduction efforts and possible synergies between WebMD's business segments; potential changes in WebMD's business relationships; and future deployment of products and services. These statements are based on WebMD's current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different from those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of WebMD's products and services; operational difficulties relating to combining acquired companies and businesses; WebMD's ability to form and maintain mutually beneficial relationships with customers and strategic partners; economic conditions and regulatory matters affecting the healthcare, Internet and information technology industries; and the ability of WebMD to attract and retain qualified personnel. Further information about these matters can be found in WebMD's Securities and Exchange Commission filings. WebMD expressly disclaims any intent or obligation to update these forward-looking statements.